Exhibit 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Huntington Investment and Tax Savings Plan (“the Plan”) on Form 11-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officers of Huntington Bancshares Incorporated to their knowledge certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

A signed original of this written statement required by Section 906 has been provided to Huntington Bancshares Incorporated and will be retained by Huntington Bancshares Incorporated on behalf of the Plan and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: June 27, 2003	/s/ Catherine H. Malear
Catherine H. Malear Executive Vice President Huntington Bancshares Incorporated

/s/ John D. Van Fleet
John D. Van Fleet Senior Vice President Huntington Bancshares Incorporated

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